UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007
______________________________

Bristow Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31617	72-0679819

(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South Suite 1700, Houston, Texas	77042

(Address of Principal Executive Offices)	(Zip Code)

(713) 267-7600

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2007, Bristow Group Inc. (the “Company”) amended its (i) Revolving Credit Agreement (the “Credit Agreement”), dated as of August 3, 2006, among the Company, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as administrative agent, JPMorgan Chase Bank, N.A. as syndication agent, and Wells Fargo Bank, N.A. as documentation agent and (ii) Letter of Credit Facility Agreement (the “Letter of Credit”), dated as of August 3, 2006, among the Company, the several banks and other financial institutions and lenders from time to time party thereto, SunTrust Bank, as administrative agent, JPMorgan Chase Bank, N.A. as issuing bank and syndication agent, and Wells Fargo Bank, N.A. as documentation agent.  The amendments to the Credit Agreement and the Letter of Credit increase the amount of permitted additional indebtedness under such agreements from $200 million to $325 million.  Each of the amendments to the Credit Agreement and the Letter of Credit is incorporated by reference into this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description of Exhibit
10.1	First Amendment to Revolving Credit Agreement, dated as of May 17, 2007.
10.2	First Amendment to Letter of Credit Facility Agreement, dated as of May 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2007

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
       Randall A. Stafford
       Vice President and General       Counsel, Corporate Secretary

Index to Exhibits

Exhibit Number	Description of Exhibit
10.1	First Amendment to Revolving Credit Agreement, dated as of May 17, 2007.
10.2	First Amendment to Letter of Credit Facility Agreement, dated as of May 17, 2007.